Exhibit 10.9

WGL HOLDINGS, INC.

LONG-TERM
INCENTIVE COMPENSATION PLAN

Adopted June 28, 1989

As Amended December 18, 1996

As Amended as of November 1, 2000

WGL HOLDINGS, INC.
LONG-TERM INCENTIVE COMPENSATION PLAN

ARTICLE I

PURPOSE

     The purpose of the WGL Holdings, Inc. Long-Term Incentive Compensation Plan is to promote the long-term viability and financial success of the Company and its Affiliates by assisting in the recruiting and retention of key employees. The Plan is designed to enable key employees to acquire or increase a proprietary interest in the Company.

ARTICLE II DEFINITIONS

     2.01 Affiliate means any entity that is (i) a member of a controlled group of corporations as defined in Code Section 1563 (a), determined without regard to Code Sections 1563 (a) (4) and 1563 (e) (3) (c), of which the Company is a member according to Code Section 414(b); (ii) an unincorporated trade or business that is under common control with the Company, as determined according to Code Section 414(c); (iii) a member of an affiliated service group of which the Company is a member according to Code Section 414(m); or (iv) any other subsidiary corporation or business in which the Company has a substantial interest or business relation.

     2.02 Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award.

     2.03 Award means Options, Restricted Stock, Stock Appreciation Rights, Performance Shares, and Dividend Units.

     2.04 Board means the Board of Directors of the Company.

     2.05 Code means the Internal Revenue Code of 1986, as amended.

     2.06 Committee means the Compensation Committee of the Board or any other Committee of the Board appointed to administer the Plan, provided that the composition of such Committee shall at all times meet the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

     2.07 Common Stock means the Common Stock of the Company, no par value per share.

     2.08 Company means WGL Holdings, Inc. and its predecessor in interest under the Plan, Washington Gas Light Company.

     2.09 Dividend Unit means an Award granted under Article X of the Plan.

     2.10 Fair Market Value means, on any given date, the closing price of a share Common Stock as reported on the New York Stock Exchange composite tape on such day or, if the Common Stock was not traded on such day, then on the next preceding day that the Common Stock was traded, all as reported by such source as the Committee may select.

     2.11 Option means an Award granted under Article VI of the Plan.

     2.12 Participant means a key employee of the Company or of an Affiliate, including a key employee who is a member of the Board, who satisfies the requirements of Article IV of the Plan.

     2.13 Performance Shares means an Award granted under Article IX of the Plan.

     2.14 Plan means the WGL Holdings, Inc. Long-Term Incentive Compensation Plan herein set forth, as the same may from time to time be amended.

     2.15 Restricted Stock means shares of Common Stock awarded to a Participant under Article VII of the Plan.

     2.16 Stock Appreciation Rights means an Award granted under Article VIII of the Plan.

ARTICLE III

ADMINISTRATION

     The Plan shall be administered by the Committee. Except for the initial Awards as provided for in Section 7.01 (I), the Committee shall have authority to grant Awards upon such terms (not inconsistent with the provisions of the Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in the Plan) on the exercisability of all or any part of an Option or of Stock Appreciation Rights or on the transferability or forfeitability of Restricted Stock. In addition, the Committee shall have complete authority to interpret all provisions of the Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of the Plan shall be final, conclusive, and binding with respect to all persons including all Participants. No member of the Committee shall be liable for any act done, or for any failure to act, if such act or failure to act was done or omitted in good faith with respect to the Plan or any Agreement or Award.

ARTICLE IV

ELIGIBILITY

     Key employees of the Company or of any Affiliate are eligible to receive Awards under the Plan. An individual may receive more than one Award. The Committee shall, in its discretion, select the eligible key employees and shall base its selection on the employees’ job responsibilities and present and potential contributions to the success of the Company and its Affiliates.

ARTICLE V

GRANT OF AWARDS; SHARES SUBJECT TO THE PLAN

     The Committee may, from time to time, grant Awards to one or more eligible employees, provided that (i) subject to any adjustment pursuant to Article XI, the aggregate number of shares of Common Stock subject to Awards under the Plan may not exceed four hundred thousand (400,000) shares; (ii) to the extent that an Award lapses or the rights of the Participant to whom it was granted terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan; and (iii) shares delivered by the Company under the Plan may be authorized and unissued Common Stock, Common Stock held in the treasury of the Company, or Common Stock purchased on the open market (including private purchases) in accordance with applicable securities laws. In determining the size of Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, and cash compensation level, and the Fair Market Value at the time of the Award, as well as such other considerations as it deems appropriate.

ARTICLE VI

STOCK OPTIONS

     6.01 Grant of Options. One or more Options may be granted to any eligible employee. Options shall be embodied in an Agreement in a form approved by the Committee.

     6.02 Incentive Stock Options/Nonqualified Stock Options. The Agreement may provide for “incentive stock options” that are intended to satisfy the requirements of Section 422A of the Code, or such other options that are not intended to satisfy the requirements of Section 422A of the Code (hereinafter described as “nonqualified stock options”), that entitle the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in the Agreement. Each Option shall be an incentive stock option or a nonqualified stock option as specified in the Agreement. All Options that are not identified as incentive stock options in the Agreement are intended to be nonqualified stock options.

     6.03 Option Price. Except as provided in Section 6.04, the exercise price per share of an Option shall be an amount not less than 100% of the Fair Market Value per share of the Common Stock on the date of grant of such Option (or, in the case of a grant of an incentive stock option to a prospective employee, the date the grant becomes effective).

     6.04 Additional Provisions Applicable to Incentive Stock Options. The aggregate Fair Market Value (determined at the time any incentive stock option is granted) of the Common Stock with respect to any Participant’s incentive stock options, together with incentive stock options granted under any other plan of the Company or any subsidiary (as defined in Code Section 425 (f)), that are exercisable for the first time by such Participant during any calendar year shall not exceed $100,000. In the event that a Participant holds incentive stock options that become first exercisable (as a result of acceleration of exercisability under the Plan or an Agreement, or otherwise) in any one calendar year for shares having a Fair Market Value at the date of grant in excess of $100,000, then the most recently granted of such incentive stock options, to the extent that they are exercisable for shares having an aggregate Fair Market Value in excess of $100,000, shall be deemed to be nonqualified stock options.

     No incentive stock option may be granted under the Plan to any person who owns, directly or indirectly, within the meaning of Sections 422A(b) (6) and 425(d) of the Code, at the time the incentive stock option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary (as defined in Code Section 425(f)) unless the exercise price is at least 110% of the Fair Market Value of the shares subject to the incentive stock option, determined on the date of the grant, and the incentive stock option by its terms is not exercisable after the expiration of five years from the date such incentive stock option is granted.

     6.05 Option Exercise Period. No Option shall be exercisable less than one year nor more than ten years from the date the Option was granted.

     6.06 Employee Status. In the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed terminations of employment.

     6.07 Nontransferability. Any Option granted under the Plan shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by the Participant or, in the event of the Participant’s mental or physical incapacity, by his legal representative.

     6.08 Exercisability.

     (i)  Generally. Subject to the other provisions of the Plan, an Option may be exercised in whole at any time or in part, from time to time, at such times and in compliance with such requirements as set forth in the Agreement. An Option granted under the Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. Such partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with the Plan with respect to remaining shares subject to the Option. Upon the exercise of an Option granted in connection with Stock Appreciation Rights, the Participant shall surrender unexercised the Stock Appreciation Rights or, if the Option is not exercised in full, any portion of the Stock Appreciation Rights to which the exercised portion of the Option is related.

     (ii)  Death, Disability, or Retirement. In the event of a Participant’s death or disability, Options shall become exercisable either according to the terms of the Agreement or on a pro-rata basis based upon the vesting period specified in the Agreement, whichever permits the Participant or beneficiary to exercise Options for a greater number of shares of Common Stock. For purposes of this provision, “disability” means a physical or mental condition which prevents the Participant from engaging in any substantially gainful activity. In the event of normal retirement or early retirement as provided under the employees’ pension plan of the Company or the Affiliate employing the Participant, the Committee may accelerate the exercisability of Options.

     6.09 Exercise; Payment.

     (i)  Exercise. Unless provided otherwise in an Agreement, an Option shall be exercised, in whole or in part, by a written notice delivered to the Committee, which notice shall contain the provision or authorization with respect to tax withholding required by Section 14.06(I). The Option shall be deemed to have been exercised when such notice is received by the Committee.

     (ii)  Payment. Payment of the Option exercise price shall be made in cash or a cash equivalent acceptable to the Committee. If the Agreement so provides, payment of all or part of the Option exercise price may be made in shares of Common Stock, or through such other arrangements as specified in the Agreement. If Common Stock is used to pay all or part of the Option exercise price, the shares surrendered must have a Fair Market Value (determined as of the day of exercise) that is not less than such price or part thereof.

     6.10 Shareholder Rights. No Participant shall, as a result of having been granted any Option, have any rights as a shareholder until the date the Participant becomes a shareholder of record of shares of Common Stock upon exercise of such Option.

ARTICLE VII

RESTRICTED STOCK

     7.01 Awards.

     (i)  Initial Awards. The initial Awards of Restricted Stock shall be by action of the Board taken on June 28, 1989, effective July 3, 1989.

     (ii)  Subsequent Awards. In accordance with the provisions of Article IV of the Plan, the Committee may designate individuals to whom any subsequent Awards of Restricted Stock are to be made and shall specify the number of shares of Common Stock covered by the Awards.

     7.02 Grant; Forfeiture of Restricted Stock.

     (i)  Grant. An Award of Restricted Stock shall be granted for no consideration other than services.

     (ii)  Forfeiture of Restricted Stock. In the event that a Participant granted an Award of Restricted Stock shall cease to be an employee of the Company and all Affiliates for any reason, including but not limited to an employing Affiliate’s ceasing to be such, other than death, disability, or retirement prior to the lapse of all restrictions applicable to such Restricted Stock, the shares of Restricted Stock awarded to the Participant shall be forfeited to the Company, effective with the effective date of the Participant’s termination of employ-

ment. The Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed a termination of employment.

     7.03 Restriction Period.

     (i)  Initial Awards. For those initial Awards of Restricted Stock granted by the Board on June 28, 1989, there shall be a five-year restriction period during which restrictions shall lapse as follows: 50% after the third anniversary of the granting of the Award; 25% after the fourth anniversary of the granting of the Award; and the final 25% after the fifth anniversary of the granting of the Award.

     (ii)  Subsequent Awards. The Committee shall establish restriction periods applicable to any Award made subsequent to the initial Awards described in Section 7.01 (I).

     7.04 Death or Disability; Retirement.

     (i)  Death or Disability. Restrictions on Restricted Stock shall lapse on a pro-rata basis in the event of a Participant’s death or disability. On the basis of a five-year restriction period, the restrictions will lapse at the rate of 20% for each anniversary of the granting of the Award that has passed before the occurrence of the Participant’s death or disability. For purposes of this provision, “disability” means a physical or mental condition which prevents the Participant from engaging in any substantially gainful activity.

     (ii)  Retirement. In the event of normal retirement or early retirement as provided under the Company’s Employees’ Pension Plan, the Committee may terminate any remaining restrictions on Restricted Stock.

     7.05 Shareholder Rights. While the shares are Restricted Stock, a Participant shall have all rights of a shareholder with respect to such shares, including the right to receive dividends and to vote the shares; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Restricted Stock and (ii) the Company shall retain custody of the certificates evidencing shares of Restricted Stock.

     7.06 Withholding Notice. Unless provided otherwise in an Agreement, at the time at which shares become freely transferable upon the lapse of restrictions, the Participant shall provide written notice to the Committee setting forth the provision or authorization with respect to tax withholding required by Section 14.06(I).

ARTICLE VIII

STOCK APPRECIATION RIGHTS

     8.01 Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted under the Plan in connection with an Option either at the time of grant or by amendment, or may be separately awarded. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose.

     8.02 Exercisability. Stock Appreciation Rights granted in connection with an Option shall be exercisable to the extent the Option is exercisable. Stock Appreciation Rights not granted in connection with an Option shall be exercisable pursuant to such terms and conditions established by the Committee in the Award.

     8.03 Failure to Exercise. If a Participant who has been granted Stock Appreciation Rights has not exercised such rights as of the day the Stock Appreciation Rights expire due to passage of time, then such rights shall be deemed to have been exercised by the Participant on such day. The foregoing sentence applies only if the Fair Market Value of one share of Common Stock on such day exceeds the Fair Market Value of one share of Common Stock on the day the Stock Appreciation Rights were granted.

     8.04 Exercise; Form of Payment.

     (i)  Exercise. Unless otherwise provided otherwise in an Agreement, Stock Appreciation Rights shall be exercised, in whole or in part, by a written notice delivered to the Committee, which notice shall contain the provision or authorization with respect to tax withholding required by Section 14.06(I). The Stock Appreciation Rights shall be deemed to have been exercised when such notice is received by the Committee.

     (ii)  Form of Payment. Upon the exercise of Stock Appreciation Rights granted in connection with an Option, the Participant shall surrender unexercised the Option or, if the Stock Appreciation Rights are not exercised in full, any portion of the Option to which the Stock Appreciation Rights are related, and shall be entitled to receive payment (in cash or shares of Common Stock or a combination thereof as set forth in the Agreement at the time of grant) equal to the product of the excess of the Fair Market Value of one share of Common Stock at the date of exercise over the Option price, multiplied by the number of shares called for by the Stock Appreciation Rights (or portion thereof) which are so exercised. Upon exercise of Stock Appreciation Rights not granted in connection with an Option, the Participant shall be entitled to payment (in cash or shares of Common Stock or a combination thereof as set forth in the Agreement at the time of grant) equal to the product of the excess of the Fair Market Value of one share of Common Stock at the date of exercise over the Fair Market Value of one share of Common Stock at the date of grant of the Stock Appreciation Rights, multiplied by the number of shares called for by the Stock Appreciation Rights (or portion thereof) which are so exercised. The value of any Common Stock payable upon exercise of Stock Appreciation Rights shall be the Fair Market Value of the Common Stock on the day on which the Stock Appreciation Rights are exercised. Solely for purposes of Article V of the Plan, to the extent that Stock Appreciation Rights granted in connection with an Option are exercised, such Option shall be deemed to have been exercised, and shall not be deemed to have lapsed.

     8.05 Nontransferability. Stock Appreciation Rights granted under the Plan shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by the Participant or, in the event of the Participant’s mental or physical incapacity, by his legal representative.

     8.06 Lapse of Stock Appreciation Rights. Stock Appreciation Rights granted in connection with an Option shall lapse in accordance with the same terms and conditions specified in the underlying Option. Stock Appreciation Rights not granted in connection with an Option shall lapse in accordance with the terms and conditions specified by the Committee in the Award.

     8.07 Shareholder Rights. No Participant shall, as a result of having been granted Stock Appreciation Rights, have any rights as a shareholder until the date the Participant becomes a shareholder of record of shares of Common Stock upon exercise of the Stock Appreciation Rights if shares of Common Stock are issued to such Participant as a result of such exercise.

ARTICLE IX

PERFORMANCE SHARES

     9.01 Grant of Performance Shares. Awards made pursuant to this Article IX shall be granted in the form of bookkeeping entries called Performance Shares, subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose. Each Performance Share Award shall define performance related objectives which shall be specified by the Committee in the Agreement for the Award. The Agreement shall specify the extent to which satisfaction of such specified objectives will entitle the Participant to receive shares of Common Stock of the Company or cash at the end of the performance period.

     9.02 Performance Period. The measuring period to establish the performance objectives set forth in a Performance Share Agreement shall be no less than three years.

     9.03 Form of Payment. Upon the completion of the applicable performance period, a determination shall be made as to the number of shares of Common Stock or cash equal to the share value to be paid to the Participant for no consideration other than services. Unless provided otherwise in an Agreement, at the time of payment under the Performance Share Award the Participant shall provide written notice to the Committee setting forth the provision or authorization with respect to tax withholding required by Section 14.06(I).

     9.04 Shareholder Rights. No Participant shall, as a result of having been awarded Performance Shares, have any rights as a shareholder until the date the Participant becomes a shareholder of record of shares of Common Stock upon payment of the Performance Shares if shares of Common Stock are issued to such Participant as a result of such payment.

ARTICLE X

DIVIDEND UNITS

     The Committee may grant Dividend Units equal to a specified number of shares of Common Stock on which Participants will receive cash payments equal to the dividends paid on the underlying number of shares when, as, and if paid. An Award of Dividend Units shall entitle the Participant to payment of an amount of cash equal to such cash dividends only and not to any right to the actual dividends on the underlying shares or to the underlying shares themselves. Such Awards of Dividend Units may be combined with other Awards. Payments in respect of Dividend Units will be made at dividend payment dates and not accumulated.

ARTICLE XI

ADJUSTMENT UPON CHANGE IN CAPITALIZATION

     Should the Company effect one or more Common Stock dividends, stock split-ups, subdivisions, or consolidations of shares or other changes in capitalization, then the maximum number of shares that may be subject to Awards under the Plan shall be proportionately adjusted, and the terms of outstanding Awards shall be adjusted, as the Committee in its discretion shall determine to be equitably required.

     The issuance by the Company of shares of Common Stock of any class, or securities convertible into shares of Common Stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares that may be subject to Awards under the Plan or to the terms of outstanding Awards.

ARTICLE XII

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES; LEGENDS

     No Option or Stock Appreciation Rights shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under the Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, tax withholding requirements) and the rules of all stock exchanges on which the Common Stock may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. No Option or Stock Appreciation Rights shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under the Plan until the Company has obtained such consent or approval as the Company may deem advisable from regulatory bodies having jurisdiction over such matters. Any share certificate issued to evidence Common Stock or Restricted Stock may bear such legends and statements as the Company may deem advisable to assure compliance with the Plan and all federal and state laws and regulations.

ARTICLE XIII

ACCELERATION OF AWARDS; CHANGE OF CONTROL

     13.01 Acceleration of Awards. Any other provision to the contrary in the Plan or any Award or Agreement notwithstanding, in the event that an Award pursuant to the terms of its grant is not immediately exercisable, is subject to restrictions, or is subject to the meeting of specified performance objectives, the Award may initially provide, or the Committee may at any time amend it to provide, for accelerated exercisability, termination of restrictions, or waiver or modification of performance objectives, subject to such terms and conditions and upon the occurrence of such events determined by the Committee in its sole discretion to justify such acceleration.

     13.02 Change of Control — Acceleration; Automatic Vesting of Awards.

     (i)  Acceleration. Subject to the limitations in Section 13.03, any other provision to the contrary in the Plan or any Award or Agreement notwithstanding, all Options and Stock Appreciation Rights shall automatically become fully exercisable, all restrictions applicable to Restricted Stock shall automatically terminate and all performance objectives in Performance Share Awards shall be waived upon the occurrence of any one or more of the triggering events specified below:

     (a)  The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then-outstanding shares of common stock of the Company or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, or any corporation controlled by or otherwise affiliated with the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by or otherwise affiliated with the Company; or (iv) any transaction described in clauses (i), (ii), and (iii) of subsection (d) of this Section 13.02; or

     (b)  Individuals who, as of the close of business on November 1, 2000, constituted the Board of Directors of the Company (the “Incumbent Company Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to November 1, 2000 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Company Board shall be considered as though such individual were a member of the Incumbent Company Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Company Board; or

     (c)  The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then-outstanding shares of common stock of Washington Gas Light Company (the “Utility”) or (ii) the combined voting power of the then-outstanding voting securities of the Utility entitled to vote generally in the election of directors, provided, however, that for purposes of this subsection (c), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Utility, (ii) any acquisition by the Utility or any corporation controlled by or otherwise affiliated with the Utility, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Utility or any corporation controlled by or otherwise affiliated with the Utility; or (iv) any transaction described in clauses (i) and (ii) of subsection (e) of this Section 13.02; or

     (d)  Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company common stock and outstanding Company voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding Company common stock and outstanding Company voting securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent WGL Holdings, Inc. Board at the time of the execution of the initial agreement, or of such Incumbent WGL Holdings, Inc. Board, providing for such Business Combination; or

     (e)  Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Utility (a “Utility Business Combination”), in each case unless, following such Utility Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, directly or indirectly, respectively, of the outstanding Utility common stock and the outstanding Utility voting securities immediately prior to such Utility Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Utility Business Combination in substantially the same proportions as their ownership, immediately prior to such Utility Business Combination, of the outstanding Utility common stock and outstanding Utility voting securities, as the case may be, and (ii) no Person (excluding any corporation resulting from such Utility Business Combination or any employee benefit plan (or related trust) of the Utility or such corporation resulting from such Utility Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Utility Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Utility Business Combination; or

     (f)  Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     (ii)  Vesting of Awards. Except as provided below, upon the occurrence of any of the triggering events described in Section 13.02 (i) above, all outstanding Awards shall automatically vest and be surrendered, and the Participants shall receive in full satisfaction therefor, distribution in the form of shares of Common Stock.

     13.03 Certain Reduction of Payments. Anything in this Plan to the contrary notwithstanding, in the event the Company determines that any payment by it to a Participant (whether paid pursuant to the terms of this Plan or otherwise) would be nondeductible by the Company for federal income tax purposes because of Section 28OG of the Code, then any amounts payable to a Participant pursuant to this Plan shall be reduced automatically to an amount that maximizes the payments under the Plan without causing any payments to be nondeductible by the Company because of Section 28OG of the Code.

ARTICLE XIV

GENERAL PROVISIONS

     14.01 Effect on Employment. Neither the adoption of the Plan, nor the receipt of any Award under the Plan, nor any documents under the Plan (or any part thereof), including but not limited to any Agreement, shall confer upon any employee any right to continue in the employ of the Company or any Affiliate, or in any way affect any right and power of the Company or any Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

     14.02 Unfunded Plan. The Plan shall be unfunded, and neither the Company nor any Affiliate shall be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company or any Affiliate to any person with respect to any Award under the Plan shall be based solely upon contractual obligations created pursuant to the Plan. No such obligation of the Company or any Affiliate shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company or any Affiliate.

     14.03 Rules of Construction. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

     14.04 Fractional Shares. Any fractional shares concerning Awards shall be eliminated by rounding down for fractions less than one-half and rounding up for fractions equal to or more than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

     14.05 Nonalienation. No benefit provided under the Plan shall be subject to alienation or assignment by a Participant (or by any person entitled to such benefit pursuant to the terms of the Plan), nor shall it be subject to attachment or other legal process of whatever nature. Any attempted alienation, assignment, or attachment shall be void and of no effect whatsoever. Payment shall be made only to the Participant entitled to receive the same or the Participant’s authorized legal representative. Deposit of any sum in any financial institution to the credit of any Participant (or a person entitled to such sum pursuant to the terms of the Plan) shall constitute payment to that Participant (or such person).

     14.06 Tax Withholding.

     (i)  Generally. Either the Company or an Affiliate, as appropriate, shall have the right to deduct from all Awards paid in cash any federal, state, or local taxes as it deems to be required by law to be withheld with respect to such cash payments. In the case of Awards paid in shares of Common Stock, the Participant receiving such Common Stock may be required to pay to the Company or an Affiliate, as appropriate, the amount of any such taxes which the Company or Affiliate is required to withhold with respect to such Common Stock. At the request of a Participant, or as required by law, such sums as may be required for the payment of any estimated or accrued income tax liability may be withheld or paid to the Company or an Affiliate, as appropriate, and paid over to the governmental entity entitled to receive the same.

     (ii)  Cashless Withholding. Participants may elect (an “Election”) to have withheld shares of Common Stock (A) to be issued pursuant to the exercise of an Option or Stock Appreciation Rights, (B) which have become freely transferable pursuant to the termination of restrictions on Restricted Stock, or (C) which are issued pursuant to a Performance Share Award, or the Participant may make an Election to surrender to the Company shares already owned by the Participant (which may be shares of Common Stock previously received pursuant to an Award), which shall be sufficient in value to satisfy applicable tax withholding obligations, or such other withholding arrangements requested by the Participant or otherwise required as specified above, in connection with shares received pursuant to an Award. For purposes of such withholding or surrender, the shares withheld or surrendered shall be valued at their Fair Market Value on the date as of which the Participant first becomes subject to taxation for federal income tax purposes in respect of shares of Common Stock received upon exercise of the Option or Stock Appreciation Rights, which have become freely transferable upon the termination of restrictions on Restricted Stock, or which are issued under a Performance Share Award, whichever is applicable (the “Tax Date”). If the Fair Market Value on the Tax Date of the number of whole shares of Common Stock withheld or surrendered pursuant to an Election exceeds the withholding or other applicable tax obligations, a fractional share shall not be issued or returned for the excess, but an amount equal to the excess shall be paid to the Participant by the Company in cash as soon as reasonably practicable after the amount of such excess is determined by the Company. An Election may be made by a Participant with respect to all or part of a particular Option or Stock Appreciation Rights exercise, termination of restrictions on Restricted Stock, or issuance of shares under a Performance Share Award, to all or a specified class of previously granted Options, Stock Appreciation Rights, Restricted Stock, or Performance Share Awards, and/or to all or a specified class of Options, Stock Appreciation Rights, Restricted Stock, or Performance Share Awards which may be granted in the future. The Election shall specify whether the Participant elects to have withheld shares issued pursuant to the Award to which the Election relates, or to surrender already-owned shares of Common Stock. If the Participant elects to surrender already-owned shares of Common Stock, the Election shall be accompanied by certificates, with accompanying stock powers signed in blank, for a sufficient number of such shares of Common Stock.

     An Election by a Participant shall be made prior to the applicable Tax Date and also shall meet each of the following additional requirements:

(1) The Election, once made, shall be irrevocable;

(2) The Election must be made either (a) during one of the ten business-day periods beginning on the third business day following the date of release of the Company’s quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date; or (b) at least six months prior to the Tax Date for the Award to which the Election applies;

(3) No Election may be made with respect to any Award during the first six months after the grant of the Award, with respect to any Option or Stock Appreciation Rights which have been exercised during the first six months after their date of grant, or with respect to any Restricted Stock for which restrictions have terminated, or any Performance Share Awards for which shares have been issued, during the first six months after the date of grant, and, if any Option or Stock Appreciation Rights with respect to which an Election is already in effect shall be exercised during the first six months after the date of grant, or if any Common Stock is received upon the termination of restrictions on Restricted Stock or issued pursuant to a Performance Share Award with respect to which an Election is already in effect during the first six months after the date of grant of such Award, such Election shall to the extent of such exercise, termination, or issuance be deemed void, except that such limitations shall not apply if such Participant dies or is disabled prior to the expiration of such six-month period;

(4) No Election shall be made with respect to shares of Common Stock issued pursuant to an Award if the Participant has previously filed an election under Section 83 (b) of the Code in connection with such Award or in connection with the receipt of shares under such Award; and

(5) The Committee shall have sole discretion to consent or disapprove any Election made by a Participant, and if the Committee disapproves such an Election, shares shall not be issued to the Participant upon the exercise of an Option or Stock Appreciation Rights, become freely transferable pursuant to the termination of restrictions on Restricted Stock, or be issued pursuant to a Performance Share Award to which the disapproved Election applies until the Participant shall have complied with Section 14.06(i) for satisfying tax withholding obligations. The Committee by resolution may approve in advance specified classes of Elections whether by a given Participant or category of Awards, or by type of Election; provided, however, that any such resolution must expressly reserve to the Committee the right both to disapprove any such Election and to revoke or modify its advance approval of any such class of Elections.

     14.07 Government and Other Regulations. The obligation of the Company to make payment of Awards in Common Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by any government agencies as may be required.

The Company shall be under no obligation to register under the Securities Act of 1933, as amended, or under any state securities or Blue Sky laws any of the shares of Common Stock issued, delivered, or paid in settlement under the Plan. If Common Stock awarded under the Plan may in certain circumstances be exempt from such registration, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status.

     14.08 Reliance on Reports. Each member of the Committee shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Committee be liable for any determination made, any other action taken, or any omission to act in reliance upon any such report or information.

     14.09 Company Successors. In the event the Company becomes a party to a merger, consolidation, sale of substantially all of its assets, or any other corporate reorganization in which the Company will not be the surviving corporation or in which the holders of the Common Stock will receive securities of another corporation (in any such case, the “New Company”), then the New Company shall assume the rights and obligations of the Company under the Plan.

     14.10 Governing Law. All matters relating to the Plan, any Awards, or any Agreements, shall be governed by the laws of the District of Columbia, without regard to the principles of conflict of laws.

     14.11 Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any other pension, retirement, profit-sharing, or other employee benefit plan of the Company or any Affiliate.

     14.12 Expenses. The expenses of administering the Plan shall be borne by the Company.

     14.13 Proceeds. Any cash proceeds received by the Company under the Plan shall be used for general corporate purposes, and any shares of Common Stock withheld by or paid to the Company under the Plan shall be held by the Company as treasury stock or shall be canceled, as the Company in its discretion shall determine.

ARTICLE XV

AMENDMENT

     The Board may amend the Plan from time to time. No amendment may become effective until shareholder approval is obtained if such approval is required by any federal or state law or regulation or the rates of any stock exchange on which the Common Stock may be listed, or if the Board in its discretion determines that the obtaining of such shareholder approval is for any reason advisable. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Award outstanding at the time such amendment is made.

ARTICLE XVI

EFFECTIVE DATE; DURATION OF THE PLAN

     The effective date of the Plan is June 28, 1989, subject to shareholder approval. Unless sooner terminated by the Board, the Plan shall terminate on June 27, 1999; provided, however, that any Award outstanding at the time of such termination shall continue in full force and effect and shall continue to be governed by the Plan and its applicable Agreement until the Award expires or is discharged by its terms.